UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2006

LEXAR MEDIA, INC.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-31103 (Commission File Number)	33-0723123 (IRS Employer Identification No.)

47300 Bayside Parkway, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)
(510) 413-1200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.01

Item 1.01. Entry into a Material Definitive Agreement.
Effective May 2, 2006, Lexar entered into an amendment to the offer letter for Michael P. Scarpelli, Lexar’s Executive Vice President, Finance and Chief Financial Officer. Pursuant to the terms of this amendment, Mr. Scarpelli is entitled to receive a cash bonus equal to sixty percent (60%) of his total base salary earned from January 1, 2006 through the closing date of Lexar’s proposed merger with Micron Technology, Inc. (the “Closing Date”) if Mr. Scarpelli is employed by Lexar on the payment date, which will be the Closing Date or September 1, 2006, whichever is later (the “Payment Date”). However, if Mr. Scarpelli is terminated other than for cause prior to the Payment Date, then he will be entitled to receive a cash bonus equal to sixty percent (60%) of his total base salary earned from January 1, 2006 through the date of his termination, and the bonus will be payable on the date of such termination. This bonus amount represents Mr. Scarpelli’s bonus potential over the period between January 1, 2006 and the Closing Date and is intended to replace any other bonus Mr. Scarpelli could potentially earn during such period.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description of Exhibit

99.01	Amendment to Offer Letter for Michael P. Scarpelli dated May 2, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.
Date: May 8, 2006	By:	/s/ Eric B. Stang
Eric B. Stang
Chairman of the Board, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.01	Amendment to Offer Letter for Michael P. Scarpelli dated May 2, 2006